News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

www.publicstorage.com

For Release	Immediately
Date	April 26, 2016
Contact	Clemente Teng
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Quarter Ended March 31, 2016 and Increases Quarterly Common Dividend to $1.80 Per Share

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the quarter ended March 31, 2016.

Operating Results for the Three Months Ended March 31, 2016

For the three months ended March 31, 2016, net income allocable to our common shareholders was $241.3 million or $1.39 per diluted common share, compared to $212.6 million or $1.23 in 2015 representing an increase of $28.7 million or $0.16. The increase is primarily due to (i) a $45.3 million increase in self-storage net operating income offset partially by (ii) an  $11.0 million foreign exchange translation loss, associated with our euro denominated debt, incurred in the quarter ended March 31, 2016.

The $45.3 million increase in self-storage net operating income is a result of a $34.6 million increase in our Same Store Facilities and a $10.7 million increase in our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 6.5% or $30.8 million in the three months ended March 31, 2016 as compared to 2015, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities decreased by 2.6% or $3.8 million in the three months ended March 31, 2016 as compared to 2015, due primarily to decreased snow removal costs and advertising and selling expense, offset partially by higher property tax expense.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of 200 self-storage facilities acquired or developed since January 2013.

Funds from Operations

For the three months ended March 31, 2016, funds from operations (“FFO”) was $2.10 per diluted common share, as compared to $1.91 in 2015, representing an increase of $0.19 per share. FFO is a non-GAAP (generally accepted accounting principles) term defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses and impairment charges with respect to real estate assets.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) EITF D-42 charges related to the redemption of preferred securities and (iii)  certain other items. We believe Core FFO per share is a helpful measure used by investors and REIT analysts to understand our performance.   However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended March 31,
			Percentage
	2016	2015	Change

FFO per share	$2.10	$1.91	9.9%
Eliminate the per share impact of
items excluded from Core FFO:
Foreign currency exchange loss, net, including
our equity share from investments	0.05	-
Application of EITF D-42	0.07	0.03
Other items	(0.01)	-
Core FFO per share	$2.21	$1.94	13.9%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized basis since January 1, 2014 and therefore provide meaningful comparisons for 2015 and 2016.  The Same Store pool increased from the 1,990 facilities at December 31, 2015 to 2,007 facilities at March 31, 2016.    The following table summarizes the historical operating results of these 2,007 facilities (127.8 million net rentable square feet) that represent approximately 86% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at March 31, 2016.

Selected Operating Data for the Same
Store Facilities (2,007 facilities)
(unaudited):
	Three Months Ended March 31,
			Percentage
	2016	2015	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
Rental income	$483,138	$453,947	6.4%
Late charges and administrative fees	23,763	22,198	7.1%
Total revenues (a)	506,901	476,145	6.5%

Cost of operations:
Property taxes	52,906	50,676	4.4%
On-site property manager payroll	27,150	27,154	0.0%
Supervisory payroll	9,156	9,095	0.7%
Repairs and maintenance	8,300	8,038	3.3%
Snow removal	2,849	8,200	(65.3)%
Utilities	10,064	10,678	(5.8)%
Advertising and selling expense	5,101	6,218	(18.0)%
Other direct property costs	13,680	13,116	4.3%
Allocated overhead	10,823	10,659	1.5%
Total cost of operations (a)	140,029	143,834	(2.6)%
Net operating income (b)	$366,872	$332,311	10.4%

Gross margin	72.4%	69.8%	3.7%

Weighted average for the period:
Square foot occupancy	93.6%	93.4%	0.2%
Realized annual rental income per (c):
Occupied square foot	$16.15	$15.22	6.1%
Available square foot (“REVPAF”)	$15.12	$14.21	6.4%
At March 31:
Square foot occupancy	93.9%	93.9%	0.0%
Annual contract rent per occupied
square foot (d)	$16.75	$15.82	5.9%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.
(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2016	$506,901
2015	$476,145	$492,691	$517,701	$508,811	$1,995,348

Total cost of operations:
2016	$140,029
2015	$143,834	$130,752	$133,976	$107,568	$516,130

Property taxes:
2016	$52,906
2015	$50,676	$50,477	$50,129	$28,024	$179,306

Repairs and maintenance, including
snow removal expenses:
2016	$11,149
2015	$16,238	$9,067	$10,214	$10,334	$45,853

Advertising and selling expense:
2016	$5,101
2015	$6,218	$5,564	$6,983	$6,461	$25,226

REVPAF:
2016	$15.12
2015	$14.21	$14.72	$15.43	$15.18	$14.89

Weighted average realized annual
rent per occupied square foot:
2016	$16.15
2015	$15.22	$15.44	$16.19	$16.18	$15.76

Weighted average occupancy levels
for the period:
2016	93.6%
2015	93.4%	95.4%	95.3%	93.9%	94.5%

Property Operations – Non Same Store Facilities

The Non Same Store Facilities at March 31, 2016 represent 273 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2014 or that we did not own as of January 1, 2014.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited):

NON SAME STORE	Three Months Ended March 31,
FACILITIES	2016	2015	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
2016 acquisitions	$1,839	$-	$1,839
2015 acquisitions	3,595	623	2,972
2014 acquisitions	10,935	9,672	1,263
2013 acquisitions	23,810	21,374	2,436
Developed facilities	4,257	1,186	3,071
Other facilities	23,249	21,637	1,612
Total revenues	67,685	54,492	13,193

Cost of operations before depreciation
and amortization expense:
2016 acquisitions	551	-	551
2015 acquisitions	1,292	204	1,088
2014 acquisitions	3,103	3,148	(45)
2013 acquisitions	7,117	7,163	(46)
Developed facilities	1,810	617	1,193
Other facilities	5,961	6,276	(315)
Total cost of operations	19,834	17,408	2,426

Net operating income:
2016 acquisitions	1,288	-	1,288
2015 acquisitions	2,303	419	1,884
2014 acquisitions	7,832	6,524	1,308
2013 acquisitions	16,693	14,211	2,482
Developed facilities	2,447	569	1,878
Other facilities	17,288	15,361	1,927

Net operating income (a)	$47,851	$37,084	$10,767

At March 31:
Square foot occupancy:
2016 acquisitions	90.8%	-	-
2015 acquisitions	89.6%	89.1%	0.6%
2014 acquisitions	92.0%	91.8%	0.2%
2013 acquisitions	93.7%	92.4%	1.4%
Developed facilities	68.6%	53.2%	28.9%
Other facilities	88.8%	90.6%	(2.0)%
	89.0%	89.5%	(0.6)%
Annual contract rent per occupied square foot:
2016 acquisitions	$11.69	$-	-
2015 acquisitions	12.84	11.65	10.2%
2014 acquisitions	13.54	12.23	10.7%
2013 acquisitions	14.70	13.54	8.6%
Developed facilities	12.62	11.85	6.5%
Other facilities	17.17	15.90	8.0%
	$14.80	$14.00	5.7%

NON SAME STORE	Three Months Ended March 31,
FACILITIES (Continued)	2016	2015	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Number of facilities:
2016 acquisitions	12	-	12
2015 acquisitions	17	4	13
2014 acquisitions	44	44	-
2013 acquisitions	105	105	-
Developed facilities	22	11	11
Other facilities	73	75	(2)
	273	239	34
Net rentable square feet (in thousands):
2016 acquisitions	809	-	809
2015 acquisitions	1,285	265	1,020
2014 acquisitions	3,457	3,457	-
2013 acquisitions	6,906	6,906	-
Developed facilities	2,125	920	1,205
Other facilities	6,051	6,127	(76)
	20,633	17,675	2,958
(a)	See attached reconciliation of self-storage NOI to operating income.

Investing and Capital Markets Activities

During the three months ended March 31, 2016, we acquired twelve self-storage facilities (seven located in Florida, three in Ohio and one each in South Carolina and Tennessee), with 0.8 million net rentable square feet, for $98 million. Subsequent to March 31, 2016, we acquired or were under contract to acquire 13 self-storage facilities (six in Ohio, two in Texas, two in Utah, two in South Carolina and one in North Carolina), with 1.0 million net rentable square feet, for $115 million.

During the three months ended March 31, 2016, we completed two newly developed facilities and various expansion projects (0.3 million net rentable square feet) costing $21 million.  At March 31, 2016, we had various facilities in development (3.9 million net rentable square feet) estimated to cost $506 million and various expansion projects (0.7 million net rentable square feet) estimated to cost $101 million.  The remaining $332 million of development costs for these projects is expected to be incurred in 2016 and 2017.

On January 20, 2016, we issued our 5.40% Series B Preferred Shares for gross proceeds of $300 million.

On March 15, 2016, we called our 6.50% Series Q Preferred Shares for redemption.  The shares were redeemed on April 15, 2016.

On April 12, 2016, we issued €100 million ($113.6 million) of Euro denominated Senior Unsecured Notes, bearing interest at a fixed rate of 1.54% and maturing in eight years.

Distributions Declared

On April 25, 2016, our Board of Trustees declared a regular common quarterly dividend of $1.80 per common share which is an increase of $0.10 or 5.9% over the previous quarter’s distribution.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on June  30, 2016 to shareholders of record as of June  15, 2016.

First Quarter Conference Call

A conference call is scheduled for April 27, 2016 at noon (PDT) to discuss the first quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 85126774). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through May 11, 2016 by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 85126774.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At March 31, 2016, we had interests in 2,291 self-storage facilities located in 38 states with approximately 149 million net rentable square feet in the United States and 217 storage facilities located in seven Western European nations with approximately 12 million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at March 31, 2016.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.   Factors and risks that may impact future results and performance are described from time to time in our filings with the Securities and Exchange Commission, including in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, our other Quarterly Reports on Form 10-Q and current reports on Form 8-K. These risks include, but are not limited to, the following: general risks associated with the ownership and operation of real estate, including changes in demand for our storage facilities, potential liability for environmental contamination,  adverse changes in tax, real estate and zoning laws and regulations and the impact of natural disasters; risks associated with downturns in the national and local economies in the markets in which we operate; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks related to our development of new properties and/or participation in joint ventures; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations that could adversely affect our earnings and cash flows; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs and our tenant reinsurance business; risks associated with a possible failure by us to qualify as a REIT under the Internal Revenue Code of 1986, as amended; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; changes in federal tax laws related to the taxation of REITs, which could impact our status as a REIT; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. We disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Revenues:
Self-storage facilities	$574,586	$530,637
Ancillary operations	37,200	34,242
	611,786	564,879

Expenses:
Self-storage cost of operations	159,863	161,242
Ancillary cost of operations	13,423	10,770
Depreciation and amortization	105,128	107,146
General and administrative	23,047	24,160
	301,461	303,318

Operating income	310,325	261,561

Other income (expense):
Interest and other income	3,836	4,037
Interest expense	(711)	-
Equity in earnings of unconsolidated real estate entities (a)	14,164	16,184
Gain on sale of real estate investments	689	1,472
Foreign currency exchange loss	(10,954)	-
Net income	317,349	283,254
Allocation to noncontrolling interests	(1,476)	(1,473)
Net income allocable to Public Storage shareholders	315,873	281,781
Allocation of net income to:
Preferred shareholders – distributions	(62,272)	(63,555)
Preferred shareholders – redemptions	(11,336)	(4,784)
Restricted share units	(930)	(829)
Net income allocable to common shareholders	$241,335	$212,613

Per common share:
Net income per common share – Basic	$1.40	$1.23
Net income per common share – Diluted	$1.39	$1.23
Weighted average common shares – Basic	172,977	172,520
Weighted average common shares – Diluted	173,850	173,366

(a)	The amount for the three months ended March 31, 2016 includes our $3.0 million equity share of a foreign currency gain recorded by Shurgard Europe.

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
ASSETS	(Unaudited)

Cash and cash equivalents	$305,705	$104,285

Operating real estate facilities:
Land and buildings, at cost	13,332,617	13,205,261
Accumulated depreciation	(4,964,848)	(4,866,738)
	8,367,769	8,338,523
Construction in process	275,131	219,190
Investments in unconsolidated real estate entities	812,415	809,308
Goodwill and other intangible assets, net	212,506	211,458
Other assets	90,821	95,468
Total assets	$10,064,347	$9,778,232

LIABILITIES AND EQUITY

Senior unsecured notes	$274,814	$263,940
Mortgage notes	61,850	55,076
Preferred shares called for redemption	375,000	-
Accrued and other liabilities	275,170	261,578
Total liabilities	986,834	580,594

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 159,200 shares issued (in series) and outstanding
(162,200 at December 31, 2015), at liquidation preference	3,980,000	4,055,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
173,078,782 shares issued and outstanding 172,921,241 shares
at December 31, 2015)	17,309	17,293
Paid-in capital	5,596,091	5,601,506
Accumulated deficit	(476,861)	(434,610)
Accumulated other comprehensive loss	(67,773)	(68,548)
Total Public Storage shareholders’ equity	9,048,766	9,170,641
Noncontrolling interests	28,747	26,997
Total equity	9,077,513	9,197,638
Total liabilities and equity	$10,064,347	$9,778,232

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited – amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015

Computation of FFO per Share:

Net income allocable to common shareholders	$241,335	$212,613
Eliminate items excluded from FFO:
Depreciation and amortization	105,128	107,146
Depreciation from unconsolidated real estate investments	19,537	18,781
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(882)	(927)
Gains on sale of real estate investments, including
our equity share from investments and other	(689)	(6,478)
FFO allocable to common shares (a)	$364,429	$331,135
Diluted weighted average common shares	173,850	173,366
FFO per share (a)	$2.10	$1.91

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share - diluted	$1.39	$1.23
Eliminate per share amounts excluded from FFO:
Depreciation and amortization, including amounts
from investments and excluding amounts allocated
to noncontrolling interests and restricted share
unitholders	0.71	0.72
Gains on sale of real estate investments, including
our equity share from investments and other	-	(0.04)
FFO per share (a)	$2.10	$1.91

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$364,429	$331,135
Eliminate effect of items included in FFO but not FAD:
Non-cash share-based compensation expense	8,052	7,158
Foreign currency exchange loss, net, including
our equity share from investments	7,918	-
Application of EITF D-42, including
our equity share from investments	11,336	4,784
Less: Capital expenditures to maintain real estate facilities	(14,393)	(7,899)

FAD (a)	$377,342	$335,178

Distributions paid to common shareholders	$293,967	$241,449

Distribution payout ratio	77.9%	72.0%

Distributions per common share	$1.70	$1.40

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures. FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Operating Income
(Unaudited – amounts in thousands)

	Three Months Ended
	March 31,
	2016	2015

Self-storage revenues for:
Same Store Facilities	$506,901	$476,145
Non Same Store Facilities	67,685	54,492
Self-storage revenues	574,586	530,637

Self-storage cost of operations for:
Same Store Facilities	140,029	143,834
Non Same Store Facilities	19,834	17,408
Self-storage cost of operations	159,863	161,242

Self-storage net operating income for:
Same Store Facilities	366,872	332,311
Non Same Store Facilities	47,851	37,084
Self-storage net operating income (a)	414,723	369,395
Ancillary operating revenues	37,200	34,242
Ancillary cost of operations	(13,423)	(10,770)
Depreciation and amortization	(105,128)	(107,146)
General and administrative expense	(23,047)	(24,160)
Operating income on our income statement	$310,325	$261,561

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense.  We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, in evaluating property performance and in comparing period-to-period and market-to-market property operating results.  In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values, and does not consider depreciation expense because it is based upon historical cost. NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.